UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, New York	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value	MTX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[☐]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2022, Minerals Technologies Inc. (the “Company”) announced that Erik Aldag, 37, was appointed Senior Vice President, Finance and Treasury, and Chief Financial Officer of the Company. Mr. Aldag joined the Company in July 2017 as Director, Financial Planning & Analysis and assumed the additional responsibility for Investor Relations in June 2020. Mr. Aldag has a wide-ranging background in corporate finance, investor relations, financial planning & analysis, business unit finance, corporate accounting, internal audit, global shared services, and plant controllership. He has led finance teams in the U.S. and internationally in companies serving both consumer and industrial markets, as Finance Director of The Chia Co., a global consumer packaged foods supplier, and in various positions at Alcoa Inc. His previous roles included Manager of Operational and Business Analysis at an aerospace rolling mill in the U.K. and Controller of a beverage can sheet operation in Tennessee that generated annual revenues of approximately $800 million.

Mr. Aldag replaces Matthew E. Garth, who notified the Company of his decision to resign from the Company to pursue another opportunity on November 7, 2022.

Mr. Aldag will receive an annual base salary of $450,000 and an annual incentive bonus opportunity of up to 75% of his base salary (prorated for 2022 based on his start date), to be earned based on the achievement of annual performance targets.  In addition, Mr. Aldag has entered into the Company’s standard form Employment Agreement, Severance Agreement, and Indemnification Agreement.

There are no family relationships between Mr. Aldag and any director or executive officer of the Company, and Mr. Aldag has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S–K.

A copy of the press release announcing Mr. Aldag’s election is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
		99.1	Press Release dated November 14, 2022
		104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: November 14, 2022